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                                                                    Exhibit 10.2

                           CONSTRUCTION LOAN AGREEMENT

Wachovia Bank, National Association
190 River Road
Summit, New Jersey  07901
(Hereinafter referred to as the "Bank")

A.C. Moore Arts & Crafts, Inc.
500 University Court
Blackwood, New Jersey  08012

A.C. Moore Incorporated
500 University Court
Blackwood, New Jersey  08012

Moorestown Finance, Inc.
300 Delaware Avenue - 9th Floor
Wilmington, Delaware  19801

Blackwood Assets, Inc.
300 Delaware Avenue - 9th Floor
Wilmington, Delaware  19801

A.C. Moore Urban Renewal, LLC
500 University Court
Blackwood, New Jersey  08012
(Individually and collectively "Borrower")

This Construction Loan Agreement ("Agreement") is entered into as of October 28, 2003, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes, of even date, or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Security Instrument" means the Mortgage(s), Deed(s) of Trust, Deed(s) to Secure Debt, or Indemnity Deed(s) of Trust encumbering the Property and securing the Loan.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

CONSTRUCTION AND TERM LOAN. Bank will make a Construction Loan in the principal amount of $22,500,000.00. The Loan proceeds are to be used by Borrower solely for the acquisition of land and the construction of a 730,000 +/- square foot office, warehouse and distribution facility (the "Project") upon the land described in the Security Instrument (the "Property") in accordance with the plans and specifications approved by Bank (as same may be modified from time to time with the written approval of Bank, the "Plans and Specifications"). Upon satisfaction of all terms and conditions of this Agreement, including without limitation all of the Completion Conditions and conditions for conversion set forth below, the Construction Loan will convert to a term loan (the "Term Loan").

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THE LOAN AND ADVANCES. Advances. Subject to compliance by Borrower with the terms and conditions of this Agreement, Bank shall make advances of the Loan to Borrower for acquisition and direct construction costs incurred by Borrower in connection with the construction of the Project ("Direct Costs") and for all other costs, other than Direct Costs, incurred by Borrower in connection with the Loan or the construction of the Project ("Indirect Costs"), in accordance with the budget attached hereto as Schedule A (as same may be revised from time to time with the written approval of Bank, the "Approved Budget"); provided, however, that in no event shall Bank be obligated to make disbursements of the Loan in excess of Verified Project Costs (as hereafter defined). Verified Project Costs. As used in this Agreement, "Verified Project Costs" means the aggregate, from time to time, of (i) Indirect Costs actually incurred by Borrower and approved for funding by Bank, and (ii) Direct Costs actually incurred by Borrower for work in place as part of the Project, as certified by Bank's Inspector (as defined below) pursuant to the provisions of this Agreement, minus a sum equal to the aggregate of (i) the portion of the Equity Requirement (equal to twenty percent (20%) of the Project cost), which Borrower is required to have invested in the Project pursuant to this Agreement, and (ii) the Retainage, if any. Borrower may inject the entire Equity Requirement before seeking Loan advances or may inject the Equity Requirement pro rata with each Loan advance. Once Borrower has injected the entire Equity Requirement into the Project, Bank shall no longer reduce Loan Advances by the pro rata Equity Requirement. Retainage. Bank shall retain from each advance of Loan proceeds an amount equal to the greater of (i) 10.00% of Direct Costs actually incurred by Borrower for work in place as part of the Project, as certified from time to time by Bank's inspector, or (ii) the amount actually held back by Borrower from the general contractor and each subcontractor and supplier engaged in the construction of the Project (the "Retainage"). The Retainage shall not be released until the Project is completed as evidenced by satisfaction of all of the Completion Conditions (as hereinafter defined). Contingency Reserve. Advances from that portion of the Loan proceeds allocated to Contingency (the "Contingency Reserve") on the Approved Budget and/or Disbursement Schedule, if any, may be disbursed in Bank's sole and absolute discretion for payment of Direct Costs or Indirect Costs as documented by paid receipts and otherwise as provided herein. Bank may determine in its sole and absolute discretion whether to pay interest from the Contingency Reserve. Other Documents. If the Project involves a condominium, cooperative, subdivision, planned unit development or homeowner's association, all documents required in connection with the formation thereof shall be subject to Bank's prior review and approval. Deficiency in Loan Amount. If at any time it appears that the actual cost to complete construction of the Project, in the sole opinion of Bank or Bank's Inspector, exceeds the undisbursed balance of the Loan (the amount by which such cost exceeds the Loan balance hereinafter referred to as the "Deficiency"), Bank may require Borrower to deposit with Bank (and Borrower shall deposit within 7 days after written notice from Bank) funds in the amount of the Deficiency ("Deficiency Deposit"). At Bank's option, no Loan advances shall be made until Borrower has fully complied with this requirement. All such deposited funds shall be additional security for the Obligations. Bank may, at its option, use the Deficiency Deposit to pay costs to complete construction of the Project before any further Loan advances. Developer's Fees. Provided that all conditions to disbursement have otherwise been satisfied, disbursements from that portion of the Loan proceeds allocated in the Approved Budget to developer's fees shall be made prorata with the progress of the construction of the Project as determined by the Bank's Inspector. Limitations on Advances. Unless otherwise agreed, Bank shall not be obligated to make advances of the Loan more frequently than once every 30 days. Bank shall not be required to make disbursements of the Loan for costs incurred by Borrower with respect to materials stored on or off the Property unless Bank shall, in its sole discretion, deem it advisable to do so. If Bank elects to make a disbursement for stored materials, all stored materials must be incorporated into the Project within 45 days of Borrower's Request for Advance (as hereinafter defined) regarding such materials, and Bank may impose such additional conditions and requirements as it deems appropriate in its sole discretion. Bank's Inspector. Bank shall have the right to retain, at Borrower's expense, an independent architect or engineer ("Bank's Inspector") to review and advise Bank with respect to all Plans and Specifications, construction, architectural and other design professional contracts, change orders, governmental permits and approvals, and other matters related to the design, construction, operation and use of the Project, to monitor the progress of construction and to review on behalf of Bank all requests for Loan advances submitted by Borrower. The fees and expenses of Bank's Inspector, including all such fees and expenses incurred and unpaid to the date hereof, shall be due and payable by Borrower as provided for herein or otherwise on demand. Borrower acknowledges that (i) Bank's Inspector has been retained by Bank to act as a consultant, and only as a consultant, to Bank in connection with the

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construction of the Project, (ii) Bank's Inspector shall in no event have any power or authority to make any decision or to give any approval or consent or to do any other thing which is binding upon Bank, and any such purported decision, approval, consent or act by Bank's Inspector on behalf of Bank shall be void and of no force or effect, (iii) Bank reserves the right to make any and all decisions required to be made by Bank under this Agreement, in its sole and absolute discretion, and without in any instance being bound or limited in any manner whatsoever by any opinion expressed or not expressed by Bank's Inspector to Bank or any other person with respect thereto, and (iv) Bank reserves the right in its sole and absolute discretion to replace Bank's Inspector with another inspector at any time and without prior notice to or approval by Borrower.

LOAN REQUESTS. Request for Advance. For each request for an advance of the Loan, Borrower shall submit to Bank, at least 5 business days prior to the requested date of disbursement, a completed written disbursement request (each, a "Request for Advance") in such form and detail as required by Bank, together with a check in the amount of the inspection fee required hereunder. Each Request for Advance shall certify in detail acceptable to Bank the cost of the labor that has been performed and the materials that have been incorporated into the Project and all Indirect Costs that have been incurred since the date of the previous advance, and shall be accompanied by such supporting data as Bank may require, including, without limitation, receipts, vouchers, invoices, waivers of mechanic's and materialmen's liens, and AIA Forms G702 and G703 certified by the general contractor and architect/engineer for the Project. The proceeds of each advance shall be used by Borrower solely to pay or as reimbursement for the obligations for which the advance is sought. Inspection. Upon receiving each Request for Advance, Bank's Inspector will determine (a) whether the work completed to the date of such Request for Advance has been done satisfactorily and in accordance with the Plans and Specifications, (b) the percentage of construction of the Project completed as of the date of such Request for Advance, (c) the Direct Costs actually incurred for work in place as part of the Project as of the date of such Request for Advance, (d) the actual sum necessary to complete construction of the Project in accordance with the Plans and Specifications, and
(e) the amount of time from the date of such Request for Advance which will be required to complete construction of the Project in accordance with the Plans and Specifications. Borrower shall pay an inspection fee in the amount of $500.00 to Bank upon submission of each Request for Advance. All inspections by or on behalf of Bank shall be solely for the benefit of Bank, and Borrower shall have no right to claim any loss or damage against Bank or Bank's Inspector arising from any alleged (i) negligence in or failure to perform such inspections, (ii) failure to monitor loan disbursements or the progress or quality of construction, or (iii) failure to otherwise properly administer the Loan. Disbursement of Advance. At its option, Bank may make advances of the Loan directly into a separate construction disbursement account or other Borrower account with Bank or to Borrower directly. Upon a Default, Bank may, at its option and in addition to the foregoing funding options, make Loan disbursements to a title insurance company or other third party, or directly to the general contractor, subcontractor, materialmen or other suppliers providing labor, services or materials in connection with the Project. Bank shall have no obligation after making Loan disbursements in a particular manner to continue to make Loan disbursements in that manner. Notwithstanding the foregoing, Bank's records of any advance made pursuant to this Agreement shall, in the absence of manifest error, be deemed correct and acceptable and binding upon Borrower. No Warranty by Bank; Indemnification. Nothing contained in this Agreement or any other Loan Document shall constitute or create any duty on or warranty by Bank regarding (i) the proper application by Borrower, general contractor or any subcontractor of the Loan proceeds, (ii) the quality or condition of the Project, or (iii) the competence or qualifications of the general contractor or any other party furnishing labor or materials in connection with construction of the Project. Borrower (a) acknowledges that Borrower has not relied and will not rely upon any experience, awareness or expertise of Bank regarding such matters, and (b) shall indemnify, hold harmless, and defend Bank from any costs, expenses, damages, judgments, or liabilities, including without limitation, reasonable attorneys' fees, arbitration fees, and expert witness fees, arising from or connected with (i) such matters, (ii) payment or non-payment for labor or materials furnished for construction of the Project, (iii) any claims of mechanics or materialmen, or (iv) any action or inaction by Borrower with respect to the foregoing.

CONDITIONS TO ADVANCE. General Conditions. Bank will have no obligation to make any advance of the Loan: (a) unless Bank is satisfied, in its sole discretion, that the conditions precedent to the making of such advance have been satisfied

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by Borrower; or (b) if a Default (as defined in the Loan Documents) or event which, with the giving of notice or the passage of time, or both, would constitute a Default under any of the Loan Documents has occurred and is continuing. Initial Advance. Bank will have no obligation to make the initial advance of the Loan unless it has received the following from Borrower or any guarantors, as applicable, all in form and substance satisfactory to Bank: (a) each of the Loan Documents duly executed by Borrower or any guarantors, as the case may be; (b) a paid standard non-expiring ALTA form of loan policy of title insurance (the "Title Policy"), insuring the Security Instrument to be a valid first lien on the Property for the full amount of the Loan, free and clear of all defects and encumbrances except as Bank shall approve, and providing affirmative coverage with respect to mechanic's and materialmen's liens; and (c) each of the other documents, certificates, affidavits, surveys, insurance policies and agreements required by Bank as condition precedent to the Loan. Subsequent Advances. Bank will have no obligation to make any advance after the initial advance unless it has received the following from Borrower, all in form and substance satisfactory to Bank: (a) if required by Bank, an updated title search and, as may be further required, an endorsement to the Title Policy, continuing the effective date of the policy through the date of the advance, insuring that there has been no change in the status of the title to the Property, and, if the Title Policy contains a pending disbursement clause, increasing the amount of the policy by the Loan advance being made in connection therewith; (b) the Request for Advance; (c) a satisfactory inspection report from Bank's Inspector; and (d) if applicable, evidence that Borrower has invested the required portion of the equity requirement of the Project; and (e) all other documents, certificates, affidavits, surveys, evidence of insurance, releases and agreements that Bank may request. Final Advance/Conversion. Bank will have no obligation to make the final advance of the Loan, or to convert to the Term Loan, unless it has received the following from Borrower, all in form and substance satisfactory to Bank: (a) all of the items described in the preceding section entitled "Subsequent Advances", except that the endorsement to the Title Policy shall also remove the survey exception and any pending disbursement clause; (b) the final certified "as-built" survey satisfactory to Bank showing the completed Project and any flood hazard area; (c) all of the insurance policies (including evidence of the payment of premiums therefor) required under the Security Instrument; and (d) satisfactory evidence that all of the Completion Conditions set forth below have been satisfied.

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Corporate or Other Power. Borrower has the power and authority to execute and perform this Agreement, to borrow hereunder and to execute and deliver the Note, the Security Instrument and the other Loan Documents. Borrower's performance hereunder shall not constitute a breach of any agreement to which Borrower is a party. Financial Condition of Borrower. The financial statements which Borrower has submitted to Bank to induce it to make the Loan are correct and complete, and accurately present the financial condition of Borrower on the dates thereof and the results of their operations for the periods then ended. Litigation Disclosed. Borrower has disclosed all pending or threatened litigation to Bank. No Default. Borrower is not in default in the performance, observance or fulfillment of any (i) of the obligations, covenants or conditions contained in any Loan Document, or (ii) any other agreement or instrument under which the default could have a material adverse effect on the Borrower or the Project. Access and Utilities. (i) The Property has adequate legal vehicular and pedestrian access to public roads;
(ii) sewer, water and all other appropriate utilities are available at ordinary costs at the Property through public or unencumbered private easements, and in sufficient quantities to serve the Project; and (iii) if applicable, required written approvals of septic tanks or wells have been issued by all appropriate governmental authorities. Laws, Zoning and Approvals. (i) The Plans and Specifications and the anticipated use of the Property and the Project comply with all applicable restrictive covenants, zoning ordinances, building laws and codes, and other applicable laws, regulations and requirements (including without limitation, the Americans with Disabilities Act, as amended); (ii) the current zoning classification of the Property and any covenants and restrictions affecting the Property permit the construction and intended use of the Project; and (iii) Borrower has obtained all permits and approvals of any type required to construct the Project, and all such permits and approvals are final and unappealable and remain in full force and effect without restriction or modification. Construction Documents. Borrower has furnished to Bank full and complete copies of all construction contracts, contracts with architects, engineers or other design professionals, Plans and Specifications, drawings, budgets, bonds and other agreements pertaining to construction of the Project, all engineering, soil and other reports and studies and all surveys pertaining

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thereto and/or required by Bank's Inspector (together with all modifications and additions thereto, the "Construction Documents"), and there are no other oral or written agreements pertaining to the construction of the Project. Condemnation. No notice of taking by eminent domain or condemnation of any part of the Property has been received, and Borrower has no knowledge that any such proceeding is contemplated. Casualty Damage. No part of the Property or the Project has been damaged as a result of any fire, explosion, accident, flood or other casualty which in not now fully restored.

CONSTRUCTION COVENANTS. Construction of Project. Construction of the Project shall commence (or shall have commenced) within 30 days from the date of this Agreement and be carried on diligently and without delay or interruption for more than 10 consecutive days, except for delays caused by weather conditions. The Project shall be constructed in a good and workmanlike manner, in accordance with the Plans and Specifications and the other Construction Documents submitted to Bank, and in compliance with the Approved Budget. Completion of Project. Borrower shall complete construction of the Project by no later than January 1, 2005 ("Completion Date"). For purposes of this Agreement, completion of the Project shall be deemed to have occurred only when the following completion conditions (the "Completion Conditions") shall have been satisfied: (i) the Project shall have been fully constructed and completed in a good and workmanlike manner in accordance with the Plans and Specifications and all applicable statutes, ordinances, codes, regulations and restrictions, (ii) completion of the Project shall have been certified by the construction architect and/or engineer, including, without limitation, certification that all mechanical, electrical, plumbing, structural and roof systems are in acceptable operating condition and the final Request for Advance shall have been approved by Bank's Inspector, (iii) a permanent certificate of occupancy or comparable written approval, if applicable, shall have been issued by appropriate governmental authorities as shall be required to establish to Bank's satisfaction that the Project (including, without limitation, all tenant improvement work) has been properly completed and is not subject to any violations or uncorrected conditions noted or filed in any municipal department including, without limitation, if required by Bank a final release from such municipality, (iv) Borrower shall have delivered to Bank a satisfactory as-built survey disclosing no conditions unacceptable to Bank, and full and complete lien releases from all contractors and/or suppliers or other evidence satisfactory to Bank confirming that final payment has been made for all materials supplied and labor furnished in connection with the Project (including, without limitation, all tenant improvement work), and (v) the Project is ready for use and occupancy, and shall have been accepted by Borrower and all applicable tenants. Bank reserves the right to require that an escrow be established in an amount satisfactory to Bank to remedy any physical or other deficiency of the Project. All remedial costs must, to the extent possible, be verified by fixed cost contracts, and all items of cost incapable of verification by means of fixed cost contracts must be supportable as reasonable estimates. Change Orders. No amendment shall be made to the Plans and Specifications or the other Construction Documents, nor shall any change orders be made thereunder without the prior written consent of Bank; provided, however, that Bank's consent shall not be required for (but Bank shall promptly receive copies of) any change orders which do not involve a change in the scope of the Project or a reduction in the value thereof and such change order does not (a) affect the electrical, plumbing, mechanical, HVAC or structural portions of the Project, (b) modify by more than five percent (5%): the gross square footage, number of rooms, units or floors, basic layout, parking or quality of materials; (c) extend the Completion Date, or (d) involve, as to the aggregate of all change orders, an expenditure in excess of $1,000,000.00. Liens and Lien Waivers. Borrower shall take all action necessary to have any mechanic's and materialmen's liens, judgment liens or other liens or encumbrances filed against the Property released or transferred to bond within 10 days of the date Borrower receives notice of the filing of such liens or encumbrances. If any such lien or encumbrance is filed, no Loan advances will be made until it is removed and a copy of the recorded release thereof is received by Bank and accepted by the title insurance company. Bank shall not be obligated to disburse any funds to Borrower if, in the opinion of Bank, any Loan advance, the Property, or any other collateral for the Loan would be subject to a mechanic's or materialmen's lien or any other lien or encumbrance. Borrower shall be fully and solely responsible for compliance in all respects whatsoever with the applicable mechanic's and materialmen's lien laws. Surveys. Borrower shall deliver to Bank, each in compliance with Bank's survey requirements, (i) a foundation survey within 30 days after completion of the foundation of the Project, and (ii) any additional surveys required by Bank, Bank's Inspector or the issuer of the Title Policy, within 30 days after such request. Any change in the state of facts shown in any such updated survey shall be subject to approval by Bank and Bank's Inspector. Compliance with Laws and

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Restrictions. All construction shall be performed strictly in accordance with all applicable statutes, ordinances, codes, regulations and restrictions. The Project shall be constructed entirely on the Property and will not encroach upon or overhang any easement, right of way, or any other land, and shall be constructed wholly within applicable building setback restrictions. All contractors, subcontractors, mechanics or laborers and other persons providing labor or material in construction of the Project shall have or be covered by worker's compensation insurance, if required by applicable law. Assignment of Construction Documents. As additional security for the obligations of Borrower under this Agreement and the other Loan Documents, Borrower hereby collaterally assigns, transfers and grants a security interest in all of Borrower's right, title, interest and benefits in or under the Construction Documents. Leases. Borrower will comply with the terms and conditions of, and deliver leased premises at the time and in the condition required by any Bank-approved lease. Borrower will not enter into, amend or renew any leases or other occupancy agreements affecting the Property without Bank's prior written consent. Bank's consent may be conditioned upon receipt of such documents and agreements, including without limitation subordination and attornment agreements and tenant estoppel certificates, as Bank may require. Management and Leasing Agreements. All future management and leasing agreements shall be subject to prior review and approval by Bank, and shall provide that Bank shall have the right to terminate such agreements in the event Bank acquires title to the Project. Ownership of Material and Fixtures. No materials, equipment or fixtures incorporated by Borrower into the Project shall be purchased or installed under any security agreement, conditional sales contract, lease, or other arrangement wherein the seller reserves title or any interest in such items or the right to remove or repossess such items or to consider them personal property after their incorporation into the Project, without the prior written consent of Bank. Advertising. Bank shall have the right to erect one or more signs on the Property advertising its financing of the Project.

DEFAULTS AND REMEDIES. If any of the following events occur, a default ("Default") under this Agreement shall exist: (i) Failure to timely pay or perform any of the terms, covenants or obligations under this Agreement or a default under any other Loan Document; (ii) Failure to complete the Project in accordance with the Plans and Specifications on or before the Completion Date or to obtain the prior written consent of Bank to changes to the Plans and Specifications, as required; and (iii) The commencement of any bankruptcy or insolvency proceeding by or against the general contractor for the Project or the termination of the construction contract without the prior written consent of Bank.

Upon the occurrence of a Default, Bank may refuse to make any further advances hereunder and may terminate Bank's commitment to make the Loan. Thereupon, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other sums due in connection therewith, and Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

NO THIRD PARTY BENEFICIARY. The parties hereto do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained in this Agreement or any other Loan Document, or any course of conduct by any of the parties hereto, this Agreement shall not be construed as creating any rights, claims, or causes of action against Bank, or any of its officers, agents, or employees, in favor of any contractor, subcontractor, supplier of labor, materials or services, or any of their respective creditors, or any other person or entity other than Borrower.



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IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.


                             A.C. Moore Arts & Crafts, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             A.C. Moore Incorporated

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             Moorestown Finance, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             Blackwood Assets, Inc.

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Chief Financial Officer


                             A.C. Moore Urban Renewal, LLC

                             By: Leslie H. Gordon
                                 -----------------------------------------(SEAL)
                                 Leslie H. Gordon, Member


                             Wachovia Bank, National Association

                             By: Dante Bucci
                                 -----------------------------------------(SEAL)
                                 Dante Bucci, Vice President




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